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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in Amendment No. 6 to the Registration Statement (Form S-3, No. 333-119076) and related Prospectus of Symbol Technologies, Inc. for the registration of $250,000,000 of its debt securities, preferred stock and/or common stock and to the incorporation by reference therein of our reports dated March 1, 2005, with respect to the consolidated financial statements and schedule of Symbol Technologies, Inc., Symbol Technologies, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Symbol Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP



New York, New York
October 6, 2005